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                                                                       EXHIBIT 5



                        [SIDLEY & AUSTIN LETTERHEAD]




                                November 25, 1997


Scotsman Industries, Inc.
820 Forest Edge Drive
Vernon Hills, Illinois 60061-3112


Ladies and Gentlemen:

                We refer to the Registration Statement on Form S-3 to which this opinion is an exhibit (the "Registration Statement") being filed on this date by Scotsman Industries, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act"), to register 241,755 shares of Common Stock, $0.10 par value (the "Shares"),
together with the associated Common Stock Purchase Rights (the "Rights").   The
terms of the Rights are set forth in the Rights Agreement dated as of April 14, 1989, as amended (the "Rights Agreement"), between the Company and Harris Trust and Savings Bank, as Rights Agent.

                We are familiar with the proceedings to date with respect to the proposed sale of the Shares and the Rights, as contemplated by the Prospectus incorporated by reference in the Registration Statement and the Underwriting Agreement referred to therein, and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions hereinafter expressed.

                Based on the foregoing, we are of the opinion that:

                (1) The Company has corporate power to issue the Shares and the Rights.

                (2) The Shares will be legally issued, fully paid and non-assessable, and the Rights will be validly issued under the Rights Agreement, when the Company's Board of Directors or a duly





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SIDLEY & AUSTIN                                                         CHICAGO



Scotsman Industries, Inc.
November 25, 1997
Page 2


authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Shares as contemplated by the Registration Statement; and (ii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

                We do not find it necessary for the purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Shares and the Rights.

                This letter is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

                We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

                                                Very truly yours,



                                                /s/ Sidley & Austin